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                                                                    Exhibit 5(a)


666 Grand Avenue
P. O. Box 657
Des Moines, Iowa 50303-0657


November 1, 1996


MidAmerican Energy Company
666 Grand Avenue
Des Moines, Iowa 50322

Ladies and Gentlemen:

I refer to the proposed issuance and sale by you ("Company") of a presently indeterminate number of medium-term notes ("Notes") pursuant to the terms of an indenture from the Company to The First National Bank of Chicago, as trustee ("Note Indenture"), and the registration of a presently indeterminate number of preferred securities ("Preferred Securities") of MidAmerican Energy Financing I and II ("Trusts") (and related Guarantees and Junior Subordinated Debentures ("Debentures") pursuant to the terms of indentures from the Company to The First National Bank of Chicago, as trustee ("Debenture Indenture" and "Guarantee Indenture")), such Preferred Securities to be offered in underwritten public offerings, as contemplated in the Registration Statement on Form S-3 to be filed by the Company on or about the date hereof ("Registration Statement") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act").

I have examined such documents and satisfied myself as to such matters of procedure, law and fact as I deem relevant for the purposes of this opinion, and based upon the foregoing, I advise you that, in my opinion, (a) the Company is a duly incorporated and validly existing corporation under the laws of the State of Iowa, and (b) when the following additional steps have been taken:

    1. The issuance, execution, delivery and sale of the Notes, Debentures and Guarantees, and the execution and delivery of the Note Indenture, the Debenture Indenture and the Guarantee Indenture shall have been authorized by your Board of Directors;

    2. The Note Indenture, Debenture Indenture, Guarantee Indenture, and any applicable Supplemental Indentures thereto shall have been qualified under the Trust Indenture Act of 1939, as amended ("39 Act");

    3. Your proposed Registration Statement being filed with the Commission under the Act, and any required amendments and post-effective amendments thereto shall have become effective under the Act;


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    4.  The Federal Energy Regulatory Commission ("FERC") and the Illinois
Commerce Commission ("ICC") each shall have issued their appropriate orders upon an application with respect to the Notes, Debentures and Guarantees filed with FERC and ICC, respectively;

    5. The Notes, Debentures and Guarantees shall have been issued and sold in accordance with the authorizations of the Board of Directors of the Company, and the appropriate orders of the FERC and ICC in response to the above mentioned applications, and;

    6. All statutory fees imposed upon or by reason of the issuance of the Notes, Debentures and Guarantees shall have been paid,

    (i) the Notes, Debentures and Guarantees will be legally issued and will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights, or by general principles of equity, and

    (ii) the Notes, Debentures and Guarantees will be entitled to the benefits provided by their respective indentures, as supplemented and as to be supplemented by supplemental indentures creating each series of such Notes and Debentures.

I am further of the opinion that no approval of any state or federal regulatory authority, other than the FERC, ICC and the Commission under the Act and the 39 Act is required with respect to the proposed offering, issuance and sale of the Notes, Debentures and Guarantees.

I do not find it necessary for the purposes of this opinion, and accordingly I do not purport herein, to cover the application of state securities or "blue sky" laws relating to sales of Notes, Debentures and Guarantees.

I consent that copies of this opinion may be filed with the Commission as an exhibit to the Registration Statement on Form S-3 with respect to the Notes, Debentures and Guarantees, and to the references to my name under the captions "Legal Matters" in such Registration Statement.

Sincerely,




/s/John A. Rasmussen, Jr.
John A. Rasmussen, Jr.